Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement No. 333-191772

Free Writing Prospectus dated October 24, 2013

Fantex, Inc.

Beginning on October 17, 2013, Fantex, Inc. Chief Executive Officer, Cornell “Buck” French, participated in interviews with several media outlets. These interviews were broadcast, either live or taped, in part or in whole, and via radio, television or the internet by each of KPIX (CBS), WUSA (CBS), Comcast Sports Network TV, CBS TV, WJR Radio, CNBC, ESPN, CNN and Bloomberg TV (collectively, the “Broadcasts”). Each of the Broadcasts reference an initial public offering (the “Offering”) of the Fantex Series Arian Foster Convertible Tracking Stock (“Fantex Series Arian Foster”) of Fantex, Inc. (referred to in this filing as “we,” “us” or the “Company”), which Offering is covered by the Registration Statement on Form S-1 (File No. 333-191772), as amended (the “Registration Statement”), that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.

The broadcast transcript attached as Annex A was originally broadcast by KPIX (CBS) (the “KPIX Broadcast”); the broadcast transcript attached as Annex B was originally broadcast by WUSA (CBS) (the “WUSA Broadcast”); the broadcast transcript attached as Annex C was originally broadcast by Comcast Sports Network TV (the “Comcast Sports Broadcast”); the broadcast transcript attached as Annex D was originally broadcast by CBS TV (the “CBS Broadcast”); the broadcast transcript attached as Annex E was originally broadcast by WJR Radio (the “WJR Broadcast”); the broadcast transcript attached as Annex F was originally broadcast by CNBC (the “CNBC Article”); the broadcast transcript attached as Annex G was originally broadcast by ESPN (the “ESPN Broadcast”); the broadcast transcript attached as Annex H was originally broadcast by CNN (the “CNN Broadcast”); the broadcast transcript attached as Annex I was originally broadcast by Bloomberg TV (the “Bloomberg TV Broadcast”) and the broadcast transcript attached as Annex J was originally broadcast by Fox Business News (“Fox Business Broadcast”).

The Broadcasts were not prepared by or reviewed by the Company or any other offering participant prior to their publication. The publishers of the Broadcasts are not affiliated with the Company. The Company made no payment and gave no consideration to the publishers in connection with the Broadcasts or any other Broadcasts by the publishers concerning the Company. With the exception of statements of Mr. French or derived from the Company’s Registration Statement, the Broadcasts represented the reporters’ opinions and the opinions of others, which are not endorsed or adopted by the Company or any other offering participant.

You should consider statements in the Broadcasts or contained herein only after carefully evaluating all of the information in the Company’s Registration Statement and the other documents incorporated by reference into such Registration Statement.

Corrections and Clarifications

For purposes of correction and clarification, the Company notes the following:

KPIX Broadcast

•                  Michelle Griego, Co-Anchor: “Now, you can invest in a professional athlete. San Francisco’s Fantex is giving people the opportunity to speculate on the future of sports stars. Yesterday, it filed an IPO to sell stock for a stake in Houston Texans running back Arian Foster.” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Arian Foster, in Arian Foster, his brand or his brand contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Arian Foster brand.

WUSA Broadcast

•                  Dave Owens, Sports Anchor: “You can invest in [Arian Foster].” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Arian Foster, in Arian Foster, his brand or his brand contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Arian Foster brand.

CBS Broadcast

•                  Scott Pelley, Anchor: “…sell interests in professional athletes—a player IPO, if you will.” Blackstone (voiceover): “Through Fantex, Houston Texans running back Arian Foster is going public.” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Arian Foster, in Arian Foster, his brand or his brand contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Arian Foster brand.

•                  Blackstone (voiceover): “Under that contract, Fantex is paying Foster $10 million for a 20-percent share of his future earnings.” Fantex, Inc. has entered into a brand contract with Arian Foster, pursuant to which it will acquire a minority interest equal to 20% of Mr. Foster’s brand income, as such term is defined under the brand contract. As consideration for this interest under the brand contract, Fantex, Inc. will pay Arian Foster a one-time cash payment of $10.0 million contingent upon its ability to obtain financing, which it intends to do through this Offering.

WJR Broadcast

•                  Mitch Albom, Host: “It basically treats the athletes like an investment, like a company, and you buy some stock in the actual athlete.” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Arian Foster, in Arian Foster, his brand or his brand contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Arian Foster brand.

ESPN Broadcast

•                  Fred Faour, Co-Host: “Let’s talk a little investing—that’s right—you can buy and sell players like toys now, like trading cards.”  Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Arian Foster, in Arian Foster, his brand or his brand contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Arian Foster brand.

CNN Broadcast

•                  Don Lemon, Anchor: “You can now buy stock in a jock.” Asher (voiceover): “Star NFL running back Arian Foster is the first athlete to sign up with Fantex, a San Francisco-based startup that will allow fans to buy and sell shares of their favorite athletes.” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Arian Foster, in Arian Foster, his brand or his brand contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Arian Foster brand.

•                  Asher (voiceover): “Fans can buy a stake at $10 a share; they also have to invest a minimum of $50.”  There is currently no established minimum number of shares an investor must purchase on Fantex Brokerage Services, LLC.  Maximum investment limits are varied based upon annual income, net worth and state of residency.  No investor will be allowed to purchase or hold more than 1% of any series of common stock issued by the Company, including the Fantex Series Arian Foster. Investors with an annual gross income of less than $50,000 or a net worth (exclusive of home, furnishings and automobile) of less than $50,000 may only invest up to $2,500 in the Offering.  Investors with an annual gross income of between $50,000 and $100,00 or a net worth (exclusive of home, furnishings and automobile) of between $50,000 and $100,000 may only invest up to $7,500 in the Offering.  Certain states may impose more restrictive suitability and/or other investment limitations.

•                  Asher (voiceover): “Investors, though, should tread carefully. Fantex lists 84 risk factors on its website, including the risk of athletes getting injured and unforeseen issues with its trading platform. And, if Fantex doesn’t raise enough money in the initial offering, it says it’s scrapping the deal.”  If the Company does not receive sufficient reservations to sell all of the shares being offered within 30 days of the date the registration statement is declared effective by the SEC, the Offering will terminate and investors funds will be returned promptly, with interest and without deduction for expenses.

Bloomberg TV Broadcast

•                  Cristina Alesci, Reporter: “[T]hey’re basically hoping to raise about $10.6 million from investors; most of that goes to the Texas, Houston Texans’ Arian Foster, who’s a running back for the team, and in exchange, investors get about 20 percent of his future earnings.” Fantex, Inc. has entered into a brand contract with Arian Foster, pursuant to which it will acquire a minority interest equal to 20% of Mr. Foster’s brand income, as such term is defined under the brand contract. As consideration for this interest under the brand contract, Fantex, Inc. will pay Arian Foster a one-time cash payment of $10.0 million contingent upon its ability to obtain financing, which it intends to do through this Offering.

Fox Business Broadcast

•                  Connell McShane, Co-Anchor: “But what about an athlete IPO? You can get in on that now…buy shares in an athlete? Fantex is the company opening the first world’s stock exchange, basically, for trading shares of professional athletes.” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Arian Foster, in Arian Foster, his brand or his brand contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Arian Foster brand.

Forward-Looking Statements

This free writing prospectus contains forward-looking statements. Forward-looking statements reflect the Company’s current views with respect to, among other things, future events and performance. These statements may discuss the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the commencement or completion of the Offering, future brand income under the Company’s brand contract with Mr. Foster, longevity of Mr. Foster’s career, the ability to contribute to Arian Foster’s efforts to build brand value, the attribution policies with respect to the Company’s series of common stock, results of operations, the intended use of the net proceeds from the Offering, financial condition, liquidity, prospects, growth and strategies, plans, market opportunities and the trends that may affect the Company or Arian Foster. The Company generally identifies forward-looking statements by words such as “expect,” “believe,” “continue,” “may,” “might,” “will,” “would,” “should,” “can have,” “can help,” “likely” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled.

Annex A

Transcript of KPIX (CBS) TV interview with Michelle Griego

MEDIA:	Television
STATION:	KPIX (CBS)
MARKET:	San Francisco-Oakland-San Jose, CA
DATE:	10/17/13
TIME:	05:23 AM PT
SHOW:	KPIX 5 News Early Edition
SUBJECT:	Fantex

Michelle Griego, Co-Anchor:

Now, you can invest in a professional athlete. San Francisco’s Fantex is giving people the opportunity to speculate on the future of sports stars. Yesterday, it filed an IPO to sell stock for a stake in Houston Texans running back Arian Foster. Fantex says people are investing in more than just a player on the field, but also the brand, which includes endorsements and any post-career income.

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

Our goal is to work with them to enhance the total brand and bring that to the forefront, and that’s what we believe will create a level of longevity that they otherwise wouldn’t be able to attain.

Griego:

There is, of course, an inherent risk: if Foster gets seriously hurt, well, then his stock goes down. Fantex says people will be able to purchase shares for $10 apiece.

* * * * *

A-1

Annex B

Transcript of WUSA (CBS) TV interview with Dave Owens

MEDIA:	Television
STATION:	WUSA (CBS)
MARKET:	Washington, DC
DATE:	10/17/13
TIME:	04:45 PM ET
PROGRAM:	WUSA News
SUBJECT:	Fantex

Dave Owens, Sports Anchor:

A San Francisco-based company has come up with a venture where investors can put their money in players, and they’ve already signed one: Texans running back Arian Foster. You can invest in the guy. The company’s giving him $10 million in exchange for 20 percent of his football salary, endorsement deals, post-career monies—for example, if he becomes an announcer—in perpetuity, by the way. Typically, agents get money for stuff like that. Tonight, I called the company, Buck French, CEO of the company, and I asked him whether those agents feel this type of deal infringes on their territory. He says not exactly.

[Begin clip of Buck French interview]

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

[On the phone] Our goal is not to then activate the brand, i.e. go get the commercials to put him in or other opportunities. Our job is to create the awareness of the brand in the marketplace that then has potential endorsers wanting to activate the brand. So, in the industry, the sports marketing agent’s job is really the activation of the brand. We’re investing in the brand in and of itself to create that value in the market.

[End clip]

Owens:

Really smart, or it’s going to flop.

* * * * *

B-1

Annex C

Transcript of Comcast Sports Network TV interview with Adam Wexler

MEDIA:	Television
STATION:	CSN Houston
MARKET:	Houton, TX
DATE:	10/17/13
TIME:	03:05 PM PT
PROGRAM:	Sports Talk Live
SUBJECT:	Fantex

Kevin Eschenfelder, Host:

We all have a figurative vested interest in different professional athletes. Now you can have a literal vested interest in a professional athlete. The CEO of Fantex Holdings, the San Francisco-based holdings company, Buck French joins us now.

And I want you to get, Buck, if you don’t mind—first of all, thank you for being with us. Can you explain how you can buy stock in the future—basically, the future brand of a professional athlete? I know that Arian Foster is your first one to kind of kick the tires on this.

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

Sure. Thanks, Kevin, for having me. Absolutely. Today, Fantex, Inc. publicly filed a S-1 registration statement with the SEC for a Fantex, Inc. tracking stock that’s linked to the value and the performance of a brand contract that we signed with Arian Foster. So, we signed a contract with Arian to acquire 20 percent of his future brand income; that’s basically made up of his current and NFL playing contracts, as well as endorsements, as well as things he might do in his post-career that are related to his brand, as defined in this contract. And in order to fund the contract, we’re offering this security on our affiliated company, Fantex Brokerage Services, which is a registered broker dealer, at Fantex.com, where interested investors can read the prospectus and setup an account, and actually provide an indication of interest if they want to participate in the offering.

Adam Wexler, Reporter:

Hey, Buck, Adam Wexler here. We were all curious, when I got wind of this story earlier today, why Arian? How did it come about that it happened to be a Houston Texan that got this all off and running?

French:

Well, I would assume you guys know Arian as well as I do, and I think that his brand attributes beyond being a Pro Bowl NFL running back, but his off-field interests and the personality that he is, we think he has all those key brand attributes in which we can help foster and develop that brand for the long term.

N.D. Kalu, Analyst:

Buck, this is N.D.; appreciate your time.

French:

Sure.

Kalu:

When you talk about his future earnings because of his brand—we just talked about Nolan Ryan; he was an executive with the Rangers—what about that gray area? Is there going to be a situation that you’re worried about where he feels like the earnings didn’t come from Arian Foster, the football player, but Arian Foster, the businessman?

C-1

French:

So, great example, N.D. If it still relates to their primary sport, and anyone who goes to Fantex.com and actually reads the prospectus should read the definition of what makes up his brand income, but if it relates still to his primary sport in which he played in, vis-a-vis, Nolan Ryan, then it very well could still be included as part of his brand income. And that’s kind of the point, is that it’s not just tied directly to their playing career, it’s tied to their brand, that if an athlete is working with us, our goal is to have their brand actually transcend their playing career.

* * * * *

C-2

Annex D

Transcript of CBS TV interview with John Blackstone

MEDIA:	Television
STATION:	CBS
MARKET:	Nationally Televised
DATE:	10/17/13
TIME:	06:50 PM ET
PROGRAM:	CBS Evening News
SUBJECT:	Fantex

Scott Pelley, Anchor:

…sell interests in professional athletes—a player IPO, if you will. We asked John Blackstone to look into this.

[Begin clip of John Blackstone’s report]

John Blackstone, Reporter (voiceover):

The office of Fantex Inc. looks typical of other internet startups, but what Fantex is selling is not typical.

Arian Foster, Running Back, Houston Texans (clip):

My name’s Arian Foster, and I’m just getting started.

Blackstone (voiceover):

Through Fantex, Houston Texans running back Arian Foster is going public, offering investors the chance to buy shares tracking his future earnings.

[To Buck French] Let me understand how this works.

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

Sure.

Blackstone (voiceover):

Buck French is CEO of Fantex.

[To French] If I spend $10 on one tracking stock for Arian Foster, what am I buying?

French:

So, you’re buying a security that’s linked to the value and performance of a brand contract that we signed with Arian Foster.

Blackstone (voiceover):

Under that contract, Fantex is paying Foster $10 million for a 20-percent share of his future earnings. Fantex will get all of that $10 million back by selling 1 million shares at $10 each to the public. The risks for investors who buy those shares are listed in some 200 pages filed with the Securities and Exchange Commission.

[To French] Your SEC filings say the only people who should invest in this are people who can afford to lose all their money.

D-1

French:

Isn’t that the case with any security?

Blackstone (voiceover):

Risks include a career-ending injury for Foster, who’s already had knee and hamstring trouble, but the contract gives Fantex a share of Foster’s earnings outside football. He has some endorsement contracts, and he’s tried acting, including a guest appearance on Hawaii Five-0. Fantex hopes to follow Foster with stock in other athletes. The financial rewards are uncertain, but there may be more thrills in buying a share of a player than simply buying a trading card.

John Blackstone, CBS News, San Francisco.

[End clip]

* * * * *

D-2

Annex E

Transcript of WJR Radio interview with Mitch Albom

MEDIA:	Radio
STATION:	WJR
MARKET:	Detroit, MI
DATE:	10/18/13
SHOW:	The Mitch Albom Show
SUBJECT:	Fantex

Mitch Albom, Host:

By now, you may have heard about the story of investing in an athlete. Believe it or not, Arian Foster, the Pro Bowl running back of the Houston Texans, is sort of the first case of this where, through a company that is basically—it’s called Fantex Holdings. It basically treats the athletes like an investment, like a company, and you buy some stock in the actual athlete. Buck French is the CEO of Fantex. He’s on the line with us right now.

Hi, Buck.

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

Hi, Mitch. How are you doing today?

Albom:

I’m fine. Thanks for coming on. So, how does this actually work? You are—obviously, you’re not investing in their body, but you’re investing their contractual successes and extracurricular stuff and things like that? So, if, for example, Arian Foster gets a $100 million shoe deal, then you, as a stockholder, get a piece of that?

French:

So, yeah, you’re not investing directly in the athlete or his brand. What you’re doing is, as you mention, we filed this past Thursday a registration statement with the SEC in order to take a Fantex Inc. tracking stock that’s linked to the value and the performance of the brand contract which we’ve signed with Arian Foster. So, in that brand contract is, specifically, things like endorsement deals, his NFL playing contract, and, importantly, this isn’t just for when he is a NFL player; our goal is to help build his brand so that he has a successful post-career in which his brand continues to generate income and, hence, that income gets attributed to the tracking stock for Arian Foster’s brand.

Albom:

So, let’s walk this through. Usually, with an IPO—which this is the closest thing I can relate to—so, a company that’s been around for a while, like Arian Foster’s been for a while, so they decide, okay, we’re going to have an IPO. So, they have it, and people say, “Yes, we want a piece of it,” and they collect X amount of dollars on a given day, and they now have that money to invest in their company. And, presumably, as the company gets more valuable, because they have this new money to invest in it, the stock goes up. So, you do this for Arian Foster. You have your IPO. You collect—I don’t know; let’s pick a figure. You collect $10 million for Arian Foster. What happens, then, to that money? Does he get that? Does it go into building him? What?

French:

Right, so, great question. So, people who want to invest in the Fantex Arian Foster tracking stock, they can go to Fantex.com, create an account, fund an account. If they choose to buy the shares in the security, we, when the transaction goes through, eventually, if it does, then we collect the money and we use that money to pay Arian Foster in order to make the contract go active. And, in exchange for the money, we acquire the 20 percent interest in his brand income in the future. So, that’s the exchange.

E-1

Albom:

Now, does that count his playing contract?

French:

It does include his current playing contract and future NFL contract.

Albom:

Okay. And how do you determine how the stock goes up? Just a same old—does the market—you know, supply and demand?

French:

You got it. The market decides, when the transaction, if and when the transaction completes, the secondary market is exclusively traded on Fantex.com. So, you can’t use an E*TRADE account or something else to acquire these shares; you have to go to Fantex.com. The market then determines the value of the security. From a Fantex Inc. perspective, we work with Arian to help and shape his brand in the marketplace with the goal of it having a higher level of awareness and longevity than it otherwise would have.

Albom:

All right. So, my last question: the parallel works right up to where we are in the discussion like an IPO or like a company, except the one difference is when you have a company that you’re investing in that’s making cars or Facebooks or whatever, in general, you are betting that that company’s only going to get bigger and bigger and bigger and bigger as the years go on. As we all know with athletes, they have a shelf life, and then they’re done, and there’s no way that Arian Foster is going to make as much money once he’s out of sports, presumably, as he’s making when he’s in. So, how do you deal with the fact that, inevitably, these investments that people are investing in are going to have a relatively short shelf life and then they’re going to be worth less in total package, because all athletes eventually retire?

French:

So, in there lies the exact point of what we’re doing, Mitch. Our goal is to build his brand not as an athlete, but on the brand attributes that represent Arian Foster so it survives into a post-career. So, importantly, yes, the irony is that athlete brands have been made as athletes, so they end when they’re no longer an athlete, but their platform of their sport gives them the ability to message what their true brand essence is. And, in Arian Foster’s case, it’s beyond just being an athlete. So, I draw the parallel to a brand like Arnold Palmer. At the end of the day, his brand continues to generate income that is really—it’s related to his primary sport, but he’s no longer earning it on the golf course. Now, I’m not saying Arian Foster will become an Arnold Palmer-like brand; I’m just using it as an example that the success or failure of this investment will really be derived out of the ability of Fantex to help develop the Arian Foster brand, and should we not be able to do that, then the investment will do just as you just articulated.

Albom:

Buck French is the CEO of Fantex. He’s explained it there for you, and…

Ken Brown, Co-Host:

Start of a big thing.

Albom:

Could be. All right, Buck, thank you for spending some time with us. I hope we talk to you again.

French:

Appreciate it, Mitch.

* * * * *

E-2

Annex F

Transcript of CNBC TV interview with Melissa Lee

MEDIA:	Television
STATION:	CNBC
MARKET:	National Cable
DATE:	10/18/13
TIME:	02:23 PM PT
PROGRAM:	Fast Money
SUBJECT:	Fantex

Melissa Lee, Anchor:

Ever wish you could own pieces of your favorite athletes and profit from their successful careers? Well, a new company is offering a way to trade star player brands through stocks that track their income both on and off the field. Joining us now to explain more about the new way to trade is Buck French, co-founder and CEO of Fantex.

Buck, great to have you with us.

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

Thank you for having me.

Lee:

So, an investor buys a share, what exactly is he or she getting?

French:

So, as you know, we publicly filed our S-1 yesterday, and what they’ll be getting is a Fantex, Inc. tracking stock, that stock is linked to the value and the performance of a brand contract that we signed with Arian Foster.

Lee:

All right. Now, is there any guarantee that an investor will actually get a piece of Arian’s future earnings? Because in the prospectus, it says, “We cannot provide any guarantee that the series will, in fact, track the performance of such brand.”

French:

Yeah, so, the brand contract in which we signed with Arian Foster defines his brand and what brand income is made up of. And so, as we collect that from Arian, as it states in this prospectus, some of it covers the expenses of Fantex, Inc., as well as the brand-building expenses for us working with Arian to build his brand, and then the remaining of that brand income is attributed to the tracking series.

Lee:

So, basically, let’s just say—and I know you’re a new company, so I don’t want any bad luck to you—but let’s say Fantex loses a ton of money, so all of Arian Foster’s future income could actually go towards covering Fantex’s expenses and business operations.

French:

In theory, that is correct, but we wouldn’t have very many investors for future tracking series if that was the case.

F-1

Guy Adami, Co-Anchor:

So, Arian Foster is, by running back standards, getting a little long in the tooth. What is his earning power post the NFL? I mean, you’ve seen running backs come and go; you never hear from them again. I’m a big Arian Foster fan, he’s a monster, but what is he going to do four or five years from now when he’s not playing running back for the Texans?

French:

Sure. So, that’s a great question, because really the basis of what we’re doing is about brand building. It’s not about them just being an athlete brand; it’s taking it beyond to that next level. So, the reality is our efforts working with Arian is to actually shape and craft that brand. We look at Arian as a dynamic individual beyond just a Pro Bowl running back, and creating tremendous post-career opportunities based on helping shape his brand.

Josh Brown, Co-Anchor:

Hey, Buck, I want to jump and get to one more question, if you don’t mind.

French:

Yeah, yeah, sure.

Brown:

The history of tracking stocks on Wall Street is really not a good one. When you think about all of the companies that have spun-off an entity, typically, they end up buying them back. In this case, that’s not going to really be an option because the whole thing is a tracking stock. Who do you think this is appropriate for in terms of investors? Who should buy this thing?

French:

So, anyone who believes when they look at an Arian Foster and their brand, whether they believe they’re going to have a longevity associated with the brand, right? So, the opportunity here is, is Arian Foster the next Magic Johnson type brand, the next Arnold Palmer type brand or not? And as they actually evaluate that opportunity, that’s really how they should look at it.

Lee:

All right. Buck, great to have you with us. Hope you come back.

French:

Thank you very much. Appreciate it.

Lee:

Buck French, with a great name—Buck French.

* * * * *

F-2

Annex G

Transcript of ESPN Radio interview with Fred Faour and AJ Hoffman

MEDIA:	Radio
STATION:	ESPN Radio
MARKET:	Houston, TX
DATE:	10/18/13
TIME:	04:00 PM CT
SHOW:	The Blitz
SUBJECT:	Fantex

Fred Faour, Co-Host:

Let’s talk a little investing—that’s right—you can buy and sell players like toys now, like trading cards. I love it.

AJ Hoffman, Co-Host:

Something like that. Let’s get Buck French on from Fantex Brokerage Services to talk about it.

Buck, how are you?

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

I’m doing well. How are you all doing today?

Faour:

We can’t complain a bit. Tell us a little bit about your guys’ company and how you came up with the idea for this, or who came up for the idea for this, and how you came to bring it to fruition?

French:

Sure. My fellow co-founder, Dave Beirne, the chairman of Fantex Holdings, he actually came up with the original idea about a decade ago, actually, and was working with John Elway, who’s on our board of directors, as well as John Costello, who’s the president of Dunkin Brands, who’s also on Fantex Inc.’s board, and this idea that you could actually work with an athlete and help facilitate their brand so that it was bigger than just being an athlete brand. And so, about five years ago, Dave approached myself and our other co-founder, Dave Mullin—lots of Daves in the company—and we looked at it, didn’t think the timing was right, and then, about just under two years ago, we dusted it off, looked at it again, thought it was a great time in which to embark on this, and today, we publicly filed our Fantex Inc. first tracking stock that’s linked to the value and performance of the brand of Arian Foster.

Hoffman:

Now, when you mean linked to the brand of—so, let’s say someone buys a share of Arian Foster. What exactly are they getting with that?

French:

So, they’ll be buying a tracking stock, a Fantex Inc. tracking stock that’s linked to a brand contract that we signed with Arian Foster. That brand contract basically defines what makes up his brand income—in this instance, for example, his current and any future NFL playing contracts, his current endorsements, future endorsements, appearance fees. It also includes things that go into their post-career—again, remember, this is their brand. So, in the post-career, you might find things like if he becomes a broadcaster. So, we acquired at 20 percent interest in that future brand income stream for $10 million, and in order to fund the contract, we’re selling shares to the public via our affiliated broker-dealer at Fantex.com called Fantex Brokerage Services, where we will conduct an initial public offering for those securities.

G-1

Faour:

And how much of the 20 percent that you guys own is going to be made available to the public?

French:

So, we’re selling the full 20 percent of the interest to the public so that we can fund the contract, and our goal is then to work with Arian Foster and his team in order to help build his brand.

Hoffman:

So, if someone wanted to buy stock in this, how would they go about doing it?

French:

So, they could go to Fantex.com and go through a signup process—a normal process you would go through with any broker-dealer and register an account and then fund the account, and then review whether they were interested in the security or not and then place an order if they were interested, and not if they weren’t.

Faour:

So, in dream scenario, you’re hoping that you get your hands on a Michael Jordan or a George Foreman, someone who has a big career after they’re done playing sports for a long-term investment, I’m guessing, right?

French:

Sure. I mean, that’s the Holy Grail. Our goal is to work with athletes across different sports at different points in their career and help develop them into a brand that we believe has long-term potential. The Michael Jordan scenarios of the world, those are rarities.

Hoffman:

All right, that’s Buck French, Fantex Brokerage Services CEO. Buck, we appreciate you spending some time with us, and thanks for telling everybody what’s going on there.

French:

Yeah, sure. Just—I’m the CEO of Fantex Holdings, just to be clear—John Rodin’s the CEO of Fantex Brokerage Services. But I appreciate the time.

* * * * *

G-2

Annex H

Transcript of CNN TV interview with Zain Asher

MEDIA:	Television
STATION:	CNN
MARKET:	National Cable
DATE:	10/20/13
TIME:	04:57 PM PT
PROGRAM:	CNN Newsroom
SUBJECT:	Fantex

Don Lemon, Anchor:

You can now buy stock in a jock. Zain Asher shows us how it works.

[Begin clip of Zain Asher report]

Zain Asher, Reporter (voiceover):

On the field, he’s explosive. Off of it, charming.

Unidentified Kid:

[To Arian Foster] What’s your favorite food?

Arian Foster, Running Back, Houston Texans:

My mama cooked some bomb enchiladas.

Asher (voiceover):

And if one company has its way, he’ll soon be a publicly traded asset.

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

We’re interested in working with Arian because he has attributes beyond just being a Pro Bowl running back. His approach to life and things off the field make him an attractive candidate for us.

Asher (voiceover):

Star NFL running back Arian Foster is the first athlete to sign up with Fantex, a San Francisco-based startup that will allow fans to buy and sell shares of their favorite athletes. Fantex will pay foster $10 million up front. In exchange, investors get the opportunity to earn 20 percent of Foster’s future income, including money from playing contracts, endorsements and appearance fees. Fans can buy a stake at $10 a share; they also have to invest a minimum of $50. Veteran sports branding consultant Robert Tuchman is punting the Foster stock.

Robert Tuchman, President, Goviva:

It’s very difficult to monetize athletes’ brands post-playing days. It’s very difficult to monetize athletes’ brands while they’re playing.

Asher (voiceover):

Fantex says it’s looking for talented athletes with significant growth potential.

H-1

French:

How you play, or the performance of your play, gives you a platform in which to have a voice in the marketplace, which impacts your brand.

Asher (voiceover):

But what’s in it for the athletes?

Tuchman:

For players, this is a complete home run for Arian Foster. I mean, he’s basically buying himself insurance in terms of his playing days.

Asher (voiceover):

So why Arian Foster? Well, he’s one of the NFL’s biggest stars, his brand has surged with the popularity of fantasy football, he’s a must-start running back for team owners, and Fantex wants to make him a must-buy for investors. Investors, though, should tread carefully. Fantex lists 84 risk factors on its website, including the risk of athletes getting injured and unforeseen issues with its trading platform. And, if Fantex doesn’t raise enough money in the initial offering, it says it’s scrapping the deal. Still, the company is bullish about bringing sports investing to the average Joe.

French:

We really embrace this concept of him being a trail blazer. And it fits his brand and how we see him, and we think that there is a desire for that out in the marketplace.

Asher (voiceover):

Zain Asher, CNN, New York.

[End clip]

* * * * *

H-2

Annex I

Transcript of Bloomberg TV TV interview with Cristina Alesci

MEDIA:	Television
STATION:	BLTV
MARKET:	National Cable
DATE:	10/21/13
TIME:	03:30 PM ET
PROGRAM:	In the Loop
SUBJECT:	Fantex

Cristina Alesci, Reporter:

Well, look, at the end of the day, this is about a group of entrepreneurs getting together and realizing, “Goodness, the popularity of fantasy football and sports betting in Las Vegas has just taken off. We want to capitalize on that.” So, what they’re doing is they’re basically hoping to raise about $10.6 million from investors; most of that goes to the Texas, Houston Texans’ Arian Foster, who’s a running back for the team, and in exchange, investors get about 20 percent of his future earnings. Now, as you mentioned, I spoke to the CEO, Buck French, of Fantex, and here’s what he had to say about that.

[Begin clip of Buck French interview]

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

Things that he will do post-career that are associated with leveraging his brand, i.e., his name and likeness, in regards to other things related to football or broadcasting or hosting a talk show—those would still be captured. So, his brand won’t die just when his playing career ends.

[End clip]

Alesci:

So, obviously, they expect more than just the earnings tied to his contract. He’s under contract for five years. He’s about two and a half years into it—actually, he’s got about two years left of his contract, $23 million. But, they’re hoping to capitalize on all the endorsements and other things related to his brand.

Betty Liu, Anchor:

So, I imagine that the risk here for investors is if he gets injured.

Alesci:

Absolutely. That’s one of the biggest risks, and it’s very clearly outlined in all of the offering material that you’re going to see filed with the Securities and Exchange Commission. But it’s kind of an unusual offering, because an average, everyday person is going to be able to invest in this, which raises all sorts of red flags. One of the things that I found particularly concerning was this idea that Buck French and his partners actually didn’t speak to the leagues. And, as you know, the leagues have quite a say in what players do and how they go about these kinds of contracts. So, there is a major risk factor in the offering material, if you go through it, that says at any given moment the leagues may raise an issue with what we’re doing, and that might impact the way we do our business.

Liu:

Oh, so they didn’t get permission from them?

Alesci:

They did not. Yeah, it’s a big risk factor.

Liu:

Okay. So, that is a risk factor for Fantex itself.

* * * * *

I-1

Annex J

Transcript of Fox Business News interview with Connell McShane

MEDIA:	Television
STATION:	FBN
MARKET:	National Cable
PROGRAM:	Markets Now
SUBJECT:	Fantex

Connell McShane, Co-Anchor:

So, we talk about initial public offerings, obviously, all the time here, and you may have taken a chance, say, on the Potbelly IPO or maybe held on for a year after that fun Facebook IPO. But what about an athlete IPO? You can get in on that now, too, but our question today was would you ever want to? Would you ever want to buy shares in an athlete? Fantex is the company opening the first world’s stock exchange, basically, for trading shares of professional athletes. And the first stock, such as it is, the tracking stock that they’re offering, is a football player—a pretty famous one, from the Texans: Pro Bowl running back Arian Foster. Fantex CEO and co-founder Buck French joins us now in the studio to talk about this idea, Arian Foster—who got hurt, by the way, which you just had to say to him, “Why are you getting hurt when I’m making this announcement?”

Buck French, Chief Executive Officer, Fantex Holdings, Inc.:

Well, thankfully, he only strained a hamstring.

McShane:

Right. He’s not out for the career or anything.

French:

No.

McShane:

Okay. So, the idea—let me—I’m going to try to play skeptic on this, because that’s what came into my mind when I saw it and said it seems like one of these, like, oh, this is cool—buy shares of something—a lot of people are sports fans, but why would I ever want to? So, I understand one of the angles on this. I understand why the athlete would do it. Arian Foster is the guy, right, the first one you have signed up? And I’m sure you’ll have more.

French:

Correct.

McShane:

So, he figures he gets—explain to me how it works. He gets $10 million, right, and you get a percentage of his future earnings?

French:

Sure. So, we signed a contract with Arian Foster, a brand contract that defines his brand income in the future.

McShane:

Right, everything, whether it’s endorsements…

French:

Endorsements, his NFL playing contracts, current and future, should he sign, as well as what he does in his post-career.

McShane:

So, you up-front him the money?

French:

No, the contract’s contingent on a successful offering, so us raising the capital, and then…

McShane:

Then he gets it.

French:

He gets the $10 million; in exchange, we receive 20 percent of his future brand income.

McShane:

Okay. So, like I said, I can get it. We talked about him, half-joking, getting hurt, but from his point of view, maybe it’s, now I have an insurance policy if, God forbid, I do get hurt; I have this money. But what about the other side of it? Let me take the investor. Why would someone want to buy shares in X athlete—in this case, Arian Foster? Because there’s no guarantee for me, is there, if I buy the stock that, hey, he goes out and runs for 150 yards—the stock, it may go up; it may not. It depends on how it’s trading, depends on how liquid the market is, right? Why would it make sense for me to take that risk?

French:

Of course. So, again, everyone should judge the risk on their own and come up with their own determination. I mean, it is an alternative, unique asset that someone might decide fits their risk profile and their portfolio.

McShane:

Will it be liquid? Will I be able to trade it, I mean?

French:

We can’t—again, it’s a new platform, and liquidity risk is absolutely one of the risks associated with purchasing a…

McShane:

So, I might buy shares of him and I might not be able to unload them is the bottom line?

French:

That is a possibility, absolutely.

McShane:

So, that’s a risk, obviously, as you said. Somebody’s going to say, well, maybe that’s not worth it. What about for you? Why do you guys think this makes good business sense, from the company’s point of view?

French:

Well, for us, Arian Foster’s much more than just a Pro Bowl running back. He’s a multi-dimensional individual. We think his brand attributes will give him the opportunity to actually have a post-career around his brand and generate income well into the future. I mean, that’s our belief and our goal for helping build his brand.

McShane:

But what if it does—what if he gets hurt? It seems to be, for a football—not just a football player, but for a football running back, the risk of injury seems to be, you know, just trying to percentage out these things, seems to be pretty high, right?

French:

Yeah. Well, so, at the end of the day, we obviously took a comparable set of athletes, NFL running backs…

McShane:

Looked at how they…?

French:

Exactly. So, who shared similar attributes to Arian Foster—so, rushed for over 1,000 yards in three of their first four seasons, was elected to a Pro Bowl…

McShane:

Right. Who’s like one comp on that? Somebody that…

French:

There’s 27 of them in the prospectus: people LaDainian Tomlinson, Willie Parker, to Emmitt Smith. I mean, the range of…

McShane:

Went on to a very long career, in that case.

French:

So, the range of years playing were seven to 16 years.

McShane:

Tiki and Curtis Martin and others that are comparable running backs. All right, so what’s next here? We’re going to have to follow up, see how this does, so what do we watch?

French:

So, we’re currently—obviously, we filed publicly the S-1 registration statement last Thursday, and we’re pursuing down that path with the SEC.

McShane:

Nobody else signed up, right, besides Foster?

French:

Correct.

McShane:

All right. I don’t know. I’ve got to wait to see—getting a big quarterback or somebody that wants to do it, but we’ll see how you do. We’ll follow up on it.

French:

I appreciate it.

McShane:

Curious about it. Got a lot of attention last week. Buck French—Fantex is the name of the company, and you heard all about it. Thanks for coming in.

French:

Thanks for having me.

* * * * *